UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K



                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                                October 18, 2002
                                (Date of earliest
                                 event reported)





       Commission File           Name of Registrant; State of Incorporation; Address of        IRS Employer
       Number                    Principal Executive Offices; and Telephone Number             Identification Number
       ---------------------     ----------------------------------------------------------    ------------------------
       1-16169                   EXELON CORPORATION                                            23-2990190
                                 (a Pennsylvania corporation)
                                 10 South Dearborn Street - 37th Floor
                                 P.O. Box 805379
                                 Chicago, Illinois 60680-5379
                                 (312) 394-7398
       1-1839                    COMMONWEALTH EDISON COMPANY                                   36-0938600
                                 (an Illinois corporation)
                                 10 South Dearborn Street - 37th Floor
                                 P.O. Box 805379
                                 Chicago, Illinois 60680-5379
                                 (312) 394-4321
       1-1401                    PECO ENERGY COMPANY                                           23-0970240
                                 (a Pennsylvania corporation)
                                 P.O. Box 8699
                                 2301 Market Street
                                 Philadelphia, Pennsylvania 19101-8699
                                 (215) 841-4000
       333-85496                 EXELON GENERATION COMPANY, LLC                                23-3064219
                                 (a Pennsylvania limited liability company)
                                 300 Exelon Way
                                 Kennett Square, Pennsylvania 19348
                                 (610) 765-8200


Item 5. Other Events.

On October 18, 2002, Exelon Corporation issued a press release announcing that its third quarter 2002 operating earnings are expected to be at least $1.65 per diluted share and its plans to restate other comprehensive income. The press release is attached to this report as Exhibit 99.1.

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                       EXELON CORPORATION
                                       COMMONWEALTH EDISON COMPANY
                                       PECO ENERGY COMPANY
                                       EXELON GENERATION COMPANY, LLC

                                       /S/  Ruth Ann Gillis
                                       -----------------------------
                                       Ruth Ann Gillis
                                       Senior Vice President
                                       Exelon Corporation


October 18, 2002